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                               ZEMEX CORPORATION
                                AND SUBSIDIARIES

                     SCHEDULE IX - VALUATION AND QUALIFYING
                             ACCOUNTS AND RESERVES

                        FOR THE YEAR ENDED DECEMBER 31,


Column A               Column B        Column C            Column D         Column E     Column F
--------              ----------   -----------------    ---------------    ----------    --------
                      Balance at   Additions Charged                                      Balance
                      Beginning      to Costs and       Other Additions                   At End
Description           of Period        Expenses          (Deductions)      Deductions    of Period
-----------           ---------    -----------------    ---------------    ----------    ---------
1997
Reserves - Other      $599,000     $165,000             $250,000                 --      $1,014,000
Allowance for
 Uncollectable
 Accounts              452,000       84,000              (76,000)          $132,000         328,000
                      --------     --------              --------          --------      ----------
1996
Reserves - Other      $605,000     $100,000                   --           $106,000      $  599,000
Allowance for
 Uncollectable
 Accounts              386,000      148,000             $  5,000             87,000         452,000
                      --------     --------             --------           --------       ---------
1995
Reserves - Other      $549,000     $154,000                   --           $ 98,000      $  605,000
Allowance for
 Uncollectable
 Accounts              414,000       77,000             $  2,000            107,000         386,000
                      --------     --------             --------           --------      ----------

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